Exhibit 3.9

GOVERNMENT OF THE DISTRICT OF COLUMBIA

DEPARTMENT OF CONSUMER AND REGULATORY AFFAIRS

CORPORATIONS DIVISION

C E R T I F I C A T E

THIS IS TO CERTIFY that the attached is a true and correct copy of the documents for this entity as shown by the records of this office.

CARDSTAR PUBLISHING, LLC

IN TESTIMONY WHEREOF I have hereunto set my hand and caused the seal of this office to be affixed as of 1/6/2016 12:13 PM

Business and Professional Licensing Administration /s/ PATRICIA E. GRAYS PATRICIA E. GRAYS Superintendent of Corporations Corporations Division

Muriel Bowser

Mayor

Tracking #: QV4dlYMS

GOVERNMENT OF THE DISTRICT OF COLUMBIA	L16532
DEPARTMENT OF CONSUMER AND REGULATORY AFFAIRS

C E R T I F I C A T E

THIS IS TO CERTIFY that all applicable provisions of the District of Columbia Limited Liability Company Act have been complied with and accordingly, this

CERTIFICATE OF ORGANIZATION is hereby issued to:

MESA DYNAMICS, LLC

IN WITNESS WHEREOF I have hereunto set my hand and caused the seal of this office to be affixed as of the 23rd day of October, 2003.

David Clark
DIRECTOR

John T. Drann
Acting Administrator
Business Regulation Administration

/s/ Patricia E. Grays
Patricia E. Grays
Superintendent of Corporations
Corporations Division

Anthony A. Williams

Mayor

ARTICLES OF ORGANIZATION

OF

MESA DYNAMICS, LLC

Pursuant to Title 29, Chapter 10 of the District of Columbia Code (the D.C. Limited Liability Company Act of 1994, referred to herein as the “Act”), the organizer named below adopts the following Articles of Organization:

FIRST: The name of this limited liability company (which is hereinafter called the “Company”) is:

Mesa Dynamics, LLC

SECOND: The effective date of these Articles shall be October 23, 2003.

THIRD: The period of duration of this limited liability company shall be perpetual.

FOURTH: (a) The purposes for which the Company is formed are:

(i) To develop software and related products;

(ii) To do and perform all acts necessary or desirable to carry out any of the foregoing purposes; and

(iii) To engage in any one or more businesses or transactions, or to acquire all or any portion of any entity engaged in any one or more businesses or transactions which the Members may from time to time authorize or approve, whether or not related to the business described elsewhere in this Article FOURTH or to any other business at the time or theretofore engaged in by the Company.

(b) The foregoing enumerated purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of these Articles of Organization, and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Company and shall be in addition to, and not in limitation of, the general powers of limited liability companies under the Act.

FIFTH: The address of the Company’s registered office in the District of Columbia 3151 Tennyson Street NW, Washington, DC 20015.

SIXTH: The name of the resident agent of the Company in the District of Columbia is Danny Espinoza. The agent’s consent to act as resident agent for the Company is evidenced in the attached executed “Written Consent to Act As Registered Agent.”

SEVENTH: The Company’s principal place of business is 3151 Tennyson Street NW, Washington, DC 20015.

EIGHTH: The number of organizers of the Company is one. The name and address of the organizer is:

Danny Espinoza                 3151 Tennyson Street NW, Washington, DC 20015.

IN WITNESS WHEREOF, the undersigned has signed these Articles of Organization, acknowledging the same to be his act on the 23rd day of October, 2003.

AUTHORIZED PERSON:

/s/ Danny Espinoza
Danny Espinoza

2

GOVERNMENT OF THE DISTRICT OF COLUMBIA

DEPARTMENT OF CONSUMER AND REGULATORY AFFAIRS

CORPORATIONS DIVISION

C E R T I F I C A T E

THIS IS TO CERTIFY that the attached is a true and correct copy of the documents for this entity as shown by the records of this office.

CARDSTAR PUBLISHING, LLC

IN TESTIMONY WHEREOF I have hereunto set my hand and caused the seal of this office to be affixed as of 1/6/2016 12:13 PM

Business and Professional Licensing Administration /s/ PATRICIA E. GRAYS PATRICIA E. GRAYS Superintendent of Corporations Corporations Division

Muriel Bowser

Mayor

Tracking #: QV4dlYMS

File #: L16532

GOVERNMENT OF THE DISTRICT OF COLUMBIA

DEPARTMENT OF CONSUMER AND REGULATORY AFFAIRS

CORPORATIONS DIVISION

C E R T I F I C A T E

THIS IS TO CERTIFY that all applicable provisions of the District of Columbia Limited Liability Company Act have been complied with and accordingly, this CERTIFICATE OF NAME CHANGE is hereby issued to:

MESA DYNAMICS, LLC

Name Changed To

CARDSTAR PUBLISHING, LLC

IN TESTIMONY WHEREOF I have hereunto set my hand and caused the seal of this office to be affixed as of 03/03/2011

Business and Professional Licensing Administration /s/ PATRICIA E. GRAYS PATRICIA E. GRAYS Superintendent of Corporations Corporations Division

Vincent C. Gray

Mayor

Tracking #: UWRBYY7SWF

L16532
DEPARTMENT OF CONSUMER & REGULATORY AFFAIRS
District of Columbia Government
Corporations Division
Articles of Amendment of Domestic Limited Liability Company
Form DLC-2, Version 2, July 2010.
Pursuant to provisions of Title 29, Chapter 10 of the Code of Laws of the District of Columbia, which governs the formation of limited liability companies, the undersigned limited liability company adopts the following Articles of Amendment:
1. Name the limited liability company.
Mesa Dynamics, LLC
2. The following amendment to the Articles of Organization was duly adopted on behalf of the company on the following in accordance with the Operating Agreement and all applicable laws of the District of Columbia.
Article First is being amended and the new name of the company is CardStar Publishing, LLC
3. The effective date of this amendment
Upon filing
4. Amendment has been adopted in the following manner:
☒ (A) The amendment received was approved by those members with voting rights holding at least a majority of the interest in profits of the Limited liability company.
☐ (B) In accordance with the company’s Articles of Organization and/or Operating Agreement, the amendment was approved by (insert specific method of approval other than by those members with voting rights holding at least a majority of the interest in profits of the Company).
If you sign this form, you agree that you understand that anyone who makes a false statement anywhere on it can be punished by criminal penalties of a fine up to $1000, imprisonment up to 180 days, or both, under DCOC § 22-2405.
Managing Member or Authorized Person
CardStar, Inc., its sole member and manager
By Michael Pratt, Chief Operating Officer
Date 2/24/2011
Signature
Mail all forms and required payment to:
Department of Consumer and Regulatory Affairs
Corporations Division
PO Box 92300
Washington DC 20090
Phone: (202) 442-4400
RECEIVED MAR – 3 2011
Please check dcra dc.gov to view organizations required to register, to search business names, to get step-by-step guidelines to register an organization, to search registered organizations, and to download forms and documents. Just click on “Corporate Registrations.”